SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OF 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 14, 2005

Sunrise Telecom Incorporated
(Exact name of registrant as specified in its charter)

Delaware	000-17781	77-0181864
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

302 Enzo Drive, San Jose, California	95138
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code  (408) 363-8000

Not Applicable
(Former name or former address if changed since last report)

Item 2.02 Results of Operations and Financial Condition

On November 14, 2005, Sunrise Telecom Incorporated (the "Company") issued a press release announcing that it has filed a request with the Securities and Exchange Commission for a five-day extension with respect to the filing of its Quarterly Report on Form 10-Q for the quarter ended September 30, 2005, as permitted by Rule 12b-25 under the Securities Exchange Act of 1934 pending completion of a special investigation into certain transactions and issues involving its sales office in Korea. The investigation is being conducted under the direction of the Audit Committee of Sunrise's Board of Directors. Sunrise expects to file its Quarterly Report on Form 10-Q upon completion of the special investigation. A copy of this press release is attached as Exhibit 99.1 to this report.

In accordance with General Instruction B.2, the information in this Current Report on Form 8-K, including exhibit 99.1, shall be deemed "furnished", not "filed", for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNRISE TELECOM INCORPORATED (Registrant)

Date: November 14, 2005	By:	/s/ RICHARD D. KENT
Richard D. Kent Chief Financial Officer

EXHIBIT INDEX

Number	Description

99.1
Press Release issued by the Company on November 14, 2005 announcing it has filed a request with the Securities and Exchange Commission for a five-day extension with respect to the filing of its Quarterly Report on Form 10-Q for the quarter ended September 30, 2005.

Sunrise Telecom Files a Request for a Five-Day Extension to File Its September 30, 2005 10-Q

SAN JOSE, Calif., Nov 14 /PRNewswire-FirstCall/ -- Sunrise Telecom Incorporated (NASDAQ:SRTI - News), today announced that it has filed a request with the Securities and Exchange Commission for a five-day extension with respect to the filing of its Quarterly Report on Form 10-Q for the quarter ended September 30, 2005, as permitted by Rule 12b-25 under the Securities Exchange Act of 1934.

The delay is primarily due to the Company's need for additional time to complete a special investigation into certain transactions and issues involving its sales office in Korea that the company announced on November 7, 2005.

About Sunrise Telecom Incorporated

Sunrise Telecom develops and manufactures communications test and measurement solutions that enable service providers to deliver high-quality voice, video, data and next-generation digital multimedia services quickly, reliably, and cost-effectively, thus improving their customers' overall satisfaction. The company offers a robust portfolio of feature-rich, easy-to- use products that pre-qualify, verify, and diagnose telecommunications, cable TV, and Internet networks from a variety of access points including wireline, DSL, optical fiber, coaxial cable, and signaling networks. Based in San Jose, California, Sunrise Telecom distributes its products through a direct sales force and a network of sales representatives and distributors throughout Asia, Europe, the Middle East, Africa, North America, and Latin America. For more information, visit www.sunrisetelecom.com.

NOTE: Sunrise Telecom is a registered trademark of Sunrise Telecom Incorporated.

Contact:

Kate Sidorovich
Investor Relations

415-445-3236

ksidorovich@sunrisetelecom.com